UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549
___________

FORM 8 - K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2009
___________

Northwest Bancorporation, Inc.
(Exact name of registrant as specified in its charter)

Washington	000-24151	91-1574174
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

421 W. Riverside Avenue, Spokane, Washington 99201
(Address of principal executive offices) (Zip Code)

(509) 456-8888
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01	Entry Into a Material Definitive Agreement.

On February 13, 2009, Northwest Bancorporation, Inc. (the “Company”) entered into a Letter Agreement, which incorporates by reference the Securities Purchase Agreement – Standard Terms (together, the “Purchase Agreement”), with the United States Department of the Treasury (the “Treasury Department”), pursuant to which the Company issued and sold to the Treasury Department (i) 10,500 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, (the “Series A Preferred Stock”), having no par value per share, and (ii) a warrant (the “Warrant”) to purchase 525.00525 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”), having no par value per share, for an aggregate purchase price of $10,500,000. The description of the Purchase Agreement contained herein is a summary and is qualified in its entirety by reference to the full text of the Purchase Agreement attached as Exhibit 10.1 hereto, which is incorporated herein by reference.

Pursuant to the terms of the Purchase Agreement, the Warrant to purchase the 525.00525 shares of the Series B Preferred Stock was exercised by the Treasury Department on February 13, 2009 in a cashless exercise, and 525 shares of Series B Preferred Stock were issued to the Treasury Department.  A copy of the Warrant is attached as exhibit 4.2 to this report and is incorporated herein by reference.

The Series A Preferred Stock will pay cumulative dividends at a rate of 5% per annum for the first five years, and 9% per annum thereafter.  The Series B Preferred Stock will pay a cumulative dividend of 9% per year. The Series A Preferred Stock and the Series B Preferred Stock (together, the "Preferred Stock") may not be redeemed by the Company during the first three years following the investment by the Treasury Department, except with the proceeds from a “Qualified Equity Offering” (as defined in the Articles of Amendment described in Item 5.03 and attached as Exhibits 3.1 and 3.2 hereto). After three years, the Company may, at its option, redeem the Preferred Stock at the issue price, plus accrued and unpaid dividends. The Preferred Stock is generally non-voting and will qualify as Tier 1 capital. The description of the Preferred Stock contained herein is a summary and is qualified in its entirety by reference to the full text of the Articles of Amendment, which are attached as Exhibits 3.1 and 3.2 hereto and incorporated herein by reference.

The Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). Upon the request of the Treasury Department at any time, the Company has agreed to promptly enter into a deposit arrangement pursuant to which the Preferred Stock may be deposited and depositary shares (“Depositary Shares”), representing fractional shares of Preferred Stock, may be issued. The Company has agreed to register the Preferred Stock, and Depositary Shares, if any, as soon as practicable after the date of the issuance of the Preferred Stock. The Preferred Stock may be transferred to third parties by the Treasury Department.

In the Purchase Agreement, the Company agreed that, until such time as the Treasury Department ceases to own any debt or equity securities of the Company acquired pursuant to the Purchase Agreement, the Company will take all necessary action to ensure that its benefit plans with respect to its senior executive officers comply with Section 111(b) of the Emergency Economic Stabilization Act of 2008 (the “EESA”) as implemented by any guidance or regulation under the EESA that has been issued and is in effect as of the date of issuance of the Preferred Stock, and has agreed not to adopt any benefit plans with respect to, or that cover, its senior executive officers that do not comply with the EESA, and the applicable executives have consented to the foregoing.  The form of such consent is attached as Annex C to the Purchase Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On February 13, 2009, the Company issued a press release regarding its results of operations and financial condition for the quarter and year ended December 31, 2008.  The text of the press release is included as Exhibit 99.1 to this report.  The information included in the press release text is considered to be "furnished" under the Securities Exchange Act of 1934.  The Company will include final financial statements and additional analyses for the period ended December 31, 2008 as part of its annual report on Form 10-K covering that period.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated by reference into this Item 3.02.

The issuance and sale of the Preferred Stock and the Warrant is exempt from registration pursuant to Section 4(2) of the Securities Act.  The Company has not engaged in general solicitation or advertising with regard to the issuance and sale of such securities and has not offered securities to the public in connection with this issuance and sale.

Item 3.03	Material Modification to Rights of Security Holders.

Pursuant to the terms of the Purchase Agreement, upon issuance of the Preferred Stock, the ability of the Company to declare or pay dividends or distributions on, or purchase, redeem or otherwise acquire for consideration, shares of its Junior Stock (as defined below) and Parity Stock (as defined below) will be subject to restrictions, including a requirement to receive prior consent from the Treasury Department for any increase, during the three year period from February 13, 2009, in the payment of dividends by the Company that would exceed the last annual cash dividend of $0.20 per share. Prior consent of the Treasury Department will be required after the third anniversary of the February 13, 2009 closing date until the tenth anniversary of the closing date for any annual increase of 3% or more in aggregate common dividends per share.  From and after the tenth anniversary of the closing date, the Company will be prohibited from paying any common dividends or repurchasing any equity securities or trust preferred securities until all of the Preferred Stock has been redeemed in whole or the Treasury Department has transferred all of the Preferred Stock to third parties.

In addition, pursuant to the Articles of Amendment described in Item 5.03 below, the ability of the Company to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of its Junior Stock and Parity Stock will be subject to restrictions in the event that the Company fails to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on its Preferred Stock.

“Junior Stock” means the Common Stock and any other class or series of stock of the Company the terms of which expressly provide that it ranks junior to the Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company. “Parity Stock” means any class or series of stock of the Company the terms of which do not expressly provide that such class or series will rank senior or junior to the Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information concerning executive compensation set forth under Item 1.01 is incorporated by reference into this Item 5.02.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company has filed Articles of Amendment (the “Articles of Amendment”) with the Washington Secretary of State for the purpose of amending its Restated Articles of Incorporation to fix the designations, preferences, limitations and relative rights of the Preferred Stock. The Articles of Amendment became effective as of February 11, 2009. The information concerning the Articles of Amendment set forth under Item 1.01 is incorporated by reference into this Item 5.03 and is qualified in its entirety by reference to the full text of the Articles of Amendment, which are attached as Exhibits 3.1 and 3.2 hereto and incorporated herein by reference.

Item 8.01	Other Events.

On February 13, 2009, the Company issued a press release announcing, in addition to the matters described in Item 2.02, the closing of the transaction described in Item 1.01. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.                                           DESCRIPTION OF EXHIBIT

3.1	Articles of Amendment for the Series A Preferred Stock.
3.2	Articles of Amendment for the Series B Preferred Stock.
4.1	Form of Certificate for the Series A Preferred Stock.
4.2	Form of Certificate for the Series B Preferred Stock.
4.3	Warrant to Purchase Shares of Series B Preferred Stock.
10.1	Letter Agreement, dated February 13, 2009, between the Company and the United States Department of the Treasury.
99.1	Northwest Bancorporation, Inc. press release.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHWEST BANCORPORATION, INC. (Registrant)
February 13, 2009 Date	By: /s/ Randall L. Fewel Randall L. Fewel President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NO.                                           DESCRIPTION OF EXHIBIT

3.1	Articles of Amendment for the Series A Preferred Stock.
3.2	Articles of Amendment for the Series B Preferred Stock.
4.1	Form of Certificate for the Series A Preferred Stock.
4.2	Form of Certificate for the Series B Preferred Stock.
4.3	Warrant to Purchase Shares of Series B Preferred Stock.
10.1	Letter Agreement, dated February 13, 2009, between the Company and the United States Department of the Treasury.
99.1	Northwest Bancorporation, Inc. press release.